UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

SCHEDULE Prem. 14 C

Information Statement pursuant to Section 14(C)
to the Securities and Exchange Act of 1934, as amended.

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)2)
☐	Definitive Information Statement

INSIGHT MANAGEMENT CORPORATION
(Name of the Registrant as Specified in Charter)

Payment of the Filing fee: (Check the appropriate box)
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☐	Fee computed upon table below per Exchange Act Rule 14c-5(g)and 0-1:
1.	Title of to which transaction applies: N/A
2.	Aggregate number of shares to which transaction applies: N/A
3.	Per unit price or other underlying value of transaction pursuant Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
4.	Proposed maximum aggregate value of the transaction: N/A
5.	Total Fee Paid: N/A
6.	☐ Fee previously paid with preliminary materials
☐
Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was previously paid.  Identify the previous filling by Registration statement number or the Form or Schedule and the date of its filing.

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INSIGHT MANAGEMENT CORPORATION
408 West 57th Street, Suite 8E
New York,  NY 10019

NOTICE OF ACTIONS TO BE TAKEN WITHOUT A STOCKHOLDERS' MEETING

TO OUR STOCKHOLDERS:

Notice is hereby given that Insight Management Corporation (the “Company”) plans to take certain corporate actions pursuant to written consent of the Company’s Board of Directors and holders of the majority of our outstanding voting securities (the "Majority Shareholders").  The actions we plan to take are: an acquisition of the following companies
 Simply Constructed, Inc., a Wyoming corporation;

On June, the Board of Directors voted unanimously to enter into an agreement of acquisition with Simply Constructed, Inc.  At the same time the Board of Directors obtained from the Majority Shareholders written agreements, pursuant to Delaware General Corporation Law, Title 8, Section 228a, each of which were executed and delivered to the Board of Directors in September, 2010, authorizing the Board of Directors to vote in favor of the Agreement of Merger.  On September 2010, the Board of Directors entered into said Acquisition Agreement with Simply Constructed, Inc.

The Board of Directors has fixed June 30, 2010 as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY OF THE MATTERS DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

Dated: September 3, 2010 By Order of the Board of Directors

INSIGHT MANAGEMENT CORPORATION
408 West 57th Street, 8E
New York, NY 10019

INFORMATION STATEMENT
September 3, 2010

This Information Statement is being provided to you by
the Board of Directors of Insight Management Corporation

This Information Statement and Notice of Actions taken without a Stockholders' Meeting (jointly the "Information Statement") is furnished by the Board of Directors of Insight Management Corporation (the "Company," "ISIM," "We." "Us."), a Florida corporation, to the holders of ISIM common stock on June 30, 2010 (the "Record Date") in order to provide them with information regarding action taken with respect to the written consent of the Majority Shareholders.  The Majority Shareholders approved by written consent the following actions:

a)	The Acquisition by the Company of Simply Constructed, Inc.
b)	The appointment of Kevin Jasper as Interim President; and
c)	The appointment of Stephen Vlahos as Interim Vice President.

The Board of Directors decided to obtain the written consents of the Majority Shareholders, pursuant to the Company’s By-Laws and Title XXXVI Chapter 607 § 0704 of the Florida Business Organizations Corporations Law, because the Company cannot afford the expense, costs or management time associated with running a special meeting of the Shareholders.  All corporate approvals of the actions outlined herein have been obtained, subject to furnishing this notice and 20 days elapsing from the date of this Notice.  This Information Statement is being furnished solely for the purpose of informing stockholders of these corporate actions under Rule 14(c)-2(b) of the Securities Exchange Act of 1934, as amended.

This Notice shall be mailed to the shareholders of record on June 30, 2010 on or about September 12, 2010. The Company estimates that the cost of said mailing will be approximately $1500.00

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A STOCKHOLDERS' MEETING AND NO STOCKHOLDERS' MEETING WILL BE HELD TO DISCUSS ANY MATTER HEREIN DESCRIBED.

We have asked brokers, custodians. Nominees and fiduciaries to forward this INFORMATION STATEMENT to Beneficial Owners of our common stock held as of the Record Date herein and we will reimburse such persons out-of-pocket expenses in forwarding such materials.

INTERST OF CERTAIN PERSONS IN FAVOR OR OPPOSED
TO THE MATTERS HEREIN ACTED UPON

We are not aware of any interest that would be substantially adversely affected through the adoption of any of the matters discussed herein.

VOTING SECURITIES

As of the Record Date, ISIM's authorized capitalization consisted of 1,000,000,000 shares of common stock at a par value of $0.0014 and 10,000,000 shares of Preferred Stock, of which 3 are Preferred "A" shares, with a par value of $0.001, and a face value of  $1.00 with no rights to conversion and super voting rights equal to one and one-half times the number of common voting stock issued and outstanding at any time, and 5,000,000 shares of Preferred C which bear a face value of $1.00,  and conversion rights of  common voting stock at the conversion price of one-half the bid price for the three (3) consecutive days prior to the Conversion Date;  and no voting rights prior to conversion.  The remaining Preferred Shares have no designation.  There are no Preferred A or Preferred B shares issued and outstanding.

As of September 1, 2010, there were 610,003,806 ,  shares of common voting securities issued and outstanding and no preferred shares issued or outstanding.  Each share of common stock is entitled to one vote on each matter which is the subject of this Information Statement.  However, as the result of the voting rights of certain beneficial owners representing 56.2% of the total issued and outstanding shares and who have voted in favor of the matters which are the subject of this Information Statement, we are not seeking your proxy or a vote on this matter.

BACKGROUND

Insight Management Corporation, formerly known as Skreem Records Corporation was an entertainment development, marketing and production company formed in May 2006. Originally the recording and artist management division for an international entertainment media company with multiple hit releases, Skreem Records was formed to continue these operations globally.

As a result of the reverse triangular merger with Microresearch Corporation on June 29, 2009, Insight Management’s core business focus has changed to the energy industry. The Company has a strategic plan for growth through acquisition and functions from the perspective of an engineering firm. This is the nucleolus that directs what acquisitions are made and creates strategic alliances, develops proprietary technology and patents that bring the expertise and ultimately creates the real value for Insight Management. The Company expects to retain the strong management teams in each business unit, capitalizing on their local knowledge of competitors and operating climate, along with their loyal customer relationships.

On March 2, 2010, Insight Management Corporation and Rebel Testing, Inc. (“RTI”) terminated the stock purchase acquisition agreement (“acquisition agreement”) that was signed on March 6, 2009.  The continuing slow recovery of the economy from the recession and the overall uncertainty in the business environment greatly impacted Insight Management’s ability to raise capital for the acquisition.  RTI had granted two extensions for the initial payment, December 31, 2009, and February 28, 2010.  Insight Management was not able to secure funding in time to meet the February deadline and could not give RTI a definitive timeframe as to when funding could be secured.  As such, RTI declined to grant a third extension of the payment date.  As presented in the company’s 2009 year end 10-K filing, for accounting purposes the 10-K financial statements retrospectively reflected the loss of control and deconsolidation of RTI as effective upon the Company’s first default of the Purchase Agreement on October 1, 2009.  Therefore, the Company re-entered the Development Stage as of October 1, 2009.  In connection with the RTI deconsolidation, all of the RTI assets were transferred to the RTI Sellers and the acquisition debt was cancelled as provided for under the terms of the Purchase Agreement.

Management is assessing the options for continuing to pursue its strategic plan as defined below which is dependent upon developing additional sources of capital. The Company will also consider opportunities to seek a business combination with an operating or development stage business in a related or unrelated industry, which desires to employ the Company to become a reporting corporation under the Securities Exchange Act of 1934.

THE MATTERS FOR SHAREHOLDER CONSENT

THE ACQUISITIONS

Pursuant to the terms of the Acquisition Agreement, which was executed on September 20, 2010, the consideration for the acquisition of Simply Constructed, Inc. is the sum of Five Million ($5,000,000.00) Dollars to by Convertible Promissory Note for a term of five (5) years bearing interest at a rate of five (5%) percent per annum convertible by either party at the conversion rate of thirty (30%) of the average bid price for the three (3) days immediately preceding the date of conversion.  In return for the consideration, the Company acquires one hundred (100%) percent of the issued and outstanding shares of Simply Constructed and all rights to t the completion the proprietary property, the patent pending.  The acquisition, Simply Constructed shall be a wholly owned operating subsidiary of the Company.

The Company plans to issue approximately 5,000,000 shares of Preferred “B” shares pursuant to Regulation D Section 506, and similar "blue sky" exemptions in their states of residence pertaining to such transactions with sophisticated investors.  The shares being issued fall within the definition of "sophisticated investors" under the Securities Exchange Act of 1934, as amended, and are being used to raise a maximum of Five Million ($5,000,000) Dollars of working capital  to launch operations of the acquisitions.  The Preferred “B” shares have no voting rights, and may be converted by the Company at any time into common shares at one-half the average bid price for the three (3) days immediately preceding the Conversion Date. Such converted common shares, unless registered, shall be subject to Rule 144 of the Securities and Exchange Act of 1934, as amended.

The parties to the Acquisition Agreements are:

Insight Management Corporation	Simply Constructed, Inc.
Attn: Kevin Jasper	Atten: Barbara Farr
408 West 57th Street, Suite 8-E	Kaleidoscope Realty Inc.
New York, New York 10019	3540 W. Sahara Ave
Tel (212) 262-1166	Las Vegas, NV 89102

SIMPLY CONSTRUCTED, INC.:

Simply Constructed, Inc. is a development stage corporation formed under the laws of Wyoming, engaged in the manufacture, design, engineering and marketing of green energy compliant manufactured housing.  Green certified prefabricated homes provide electricity from solar energy, collect rainwater, distills water and provide hot water. Simply Solar elegantly engineers Built in Photovoltaics (BIPVs) into the architectural design of their pre-fabricated roof panels which are LEED certified C-SSIP Completed-Steel Structural Insulated Panels.

Simply Constructed's Simply Solar division is focusing on acquiring and or developing proprietary "Solar Nanotechnology", as well as interests in established solar energy operations. With nanotechnology, tiny solar cells can be printed onto flexible, very thin light-retaining materials, bypassing the cost of silicon production.

Three recent advances in nano-solar cell technology:
• Flexible polymer-based photovoltaics • Particle solar cells using nanotech • Sprayable self-assembling photocells
Flexible sheets of tiny solar cells used to harness the sun's strength will ultimately provide a cheaper, more efficient source of energy than the current choice of alternative and fossil fuels.

Simply Constructed, Inc. began operations on or about June 12, 2010 and as such has no significant financial information at this time.  The Company has had no operations over the last six (6) years and has no significant financial information to report.  There are no opinions, appraisals or reports from any outside agent in regard to this transaction.  Nor is this transaction subject to approval by any regulatory agency, state or federal.

For more detailed information on the proprietary construction method employed by Simply Constructed and to view a virtual model of the homes proposed to be built by this method, please see www.simplyconstructed.com.

ADVANTAGES AND DISADVANTAGES OF THE MERGER

There are both advantages and disadvantages of the acquisition:  Some of the advantages are:

An active line of business will bring value to the stockholders' shares.

An active line of business will expand the ability of the Company to pursue business opportunities, including but not limited to the future spin off of a subsidiary(s) to pursue the business of green fossil fuel alternatives.

By engaging in construction of self-reliant energy homes using solar cells as the alternative energy source, the Company may be eligible for certain tax credits under state and federal programs as well as green energy development grants.

The Company becomes the owner of certain proprietary property (the “patent pending”).

Simply Constructed holds preferred marketing arrangements with manufacturers and marketers of solar and wind power.  The Company will be able to take advantage of these arrangements in marketing and selling alternative energy solutions.

Some of the disadvantages are:

Management may seek to further dilute shareholder' equity by issuing shares in the future.

Simply Constructed, Inc. is a development stage corporation and as such may not be successful in its business plan.

Simply Constructed, Inc. has no prior operational history and is dependent upon the success of its patent and licensed technology.

While alternative energy, such as solar and wind power, are populist notions, there has been no significant increase in the use of these sources, especially in the housing market to date.

In the current economic environment, the housing market, especially the market for new homes continues to be soft.  In many parts of the country, especially those which are conducive to solar power, such as the Southeast, and Southwest, the inventory of available homes, new or through foreclosure remains significant.  This housing “glut” may cause significantly lower price points on new construction, especially the innovative construction of Simply Constructed.

THE POST ACQUISITION BOARD OF DIRECTORS

Kevin Jasper, age 51 - Director, President, CEO and Secretary:  Insight Management Corporation CEO / President / Treasurer Kevin Jasper has spent most of his career in the private sector as a CEO and Director for small corporations in the Commercial Recording industry, Real Estate industry and International Entertainment Distribution industry. As Chief Operating Officer of Insight Management, Mr. Jasper is diligent as our compliance officer with the requirements of SEC reporting.

Mr. Jasper is multi-talented with experience and success as a top International Independent Distributor for worldwide marketing groups. Currently President of a Manhattan NY, real estate and property management as well as a partner of Groove Capital Entertainment Group, LLC, a New York limited liability company, engaged in the representation, marketing and distribution of media for American and Japanese business groups.

As a leader, Mr. Jasper has demonstrated high standards of integrity through personal commitment and a “hands on” involvement in every aspect of the business.  Mr. Jasper maintains the corporate vision on a day-to-day basis through a tireless commitment to solid communication at all levels of management.  Mr. Jasper’s leadership provides motivation, training and support through his personal involvement. With extensive experience in financial management, Mr. Jasper is recognized for improving efficiency and effectiveness of organizations.  His talent to identify and assess needs of other managers and executives is focused on obtaining results.

Stephen Vlahos, age 60 - Director and Vice President: was graduated from Pace College, NY, with a Bachelor’s degree in Business Administration.  He has been the President/ Portfolio Manager of Performance Plus Advisors, Inc., a consulting and money management firm specializing in bankruptcies and distressed debt. Prior to establishing Performance Plus Advisors, Inc., Mr. Vlahos was Managing Director of Investments for Bishop Rosen & Co., in New York, a position would then hold at Spencer Clark LLC.  Altogether Mr. Vlahos has over 35 years of investment management and sales experience. He has published analytical works for Conseco, Inc., Federal Mogul, UAL Corporation, West Point Stevens, Inc., Dura Corp., Visteon, Delphi, Tower Automotive and Interstate Bakeries.  He has held a variety of FINRA (formerly NASD) licenses:  Series 7, Series 8, Series 24, Series 53 and Series 65.

NOTICE OF ACTION BY WRITTEN CONSENT

Pursuant to Rule 14c-2 of Regulation C promulgated by the Securities Exchange Act of 1934, as amended (the "Act"), we are required to distribute an Information Statement to our shareholders from whom consent is not solicited at least 20 calendar days prior to the earliest date on which we may affect any of the matters set forth herein.  This Information Statement serves as such notice required by Regulation 14c-2 of Regulation C of the Act.

DISSENTERS' RIGHTS

DISSENT TO THE ACQUISITON:

Shares of Company Common Stock that are outstanding as of the Record Date and that are held by stockholders who shall have not voted in favor of the Acquisition and who shall have demanded properly in writing appraisal for such Common Stock in accordance with Title XXVI, Chapter  607, Sections 1301 and 1302 of  the Florida Business Corporation  Law (collectively, the Dissenting Shares) shall be entitled to receive payment of the appraised value of such Company Common Stock held by them in accordance with the provisions of such Florida Business Corporation Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Common Stock under such law shall there upon be deemed to have waived their rights to appraisal of such Company Common Stock

DISSENT TO ALL OTHER MATTERS HEREIN
There are no dissenters' rights relating any other matter which may be the subject of this informational disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Issued and Outstanding
Cede & Co 55 Water St - 3rd Floor Attn: Accounts Payable Dept. New York, NY 10041-0099	84,591,313	13.87%
Executive Support & Services Group, Corp. 408 West 57th Street, 8E, New York, NY 10019	69,750,000	11.34%
M. David Sayid 408 W. 57th Street, Suite 8E New York, NY 10019	54,000,000	8.85%
Acadia, LLC 3001 Ormond Blvd Suite f-13 Destrban,LA 740047	40,000,000	6.56%
Freedom Rock Partners Inc. Manhasset, NY 11030	40,000,000	6.56%
Kaleidoscope Real Estate, Inc. 6757 Paljay Ct. Las Vegas, NV 89103-4378	36,000,000	5.9%
The Good One, Inc. 3540 West Sahara Avenue #657 Las Vegas, NV 89102	36,000,000	5.9%
Tech Development LLC 408 West 57th Street 8E New York, NY 10019	35,000,060	5.74%
Amber Sunset Ventures, LLC 1155 West Pioneer Blvd. Suite #103-148 Mesquite, NV 89027	34,044,712	5.58%
Total Shares	429,386,085	70.3%
Kevin Jasper President & Secretary & director	2,500,000	>1%
Stephen Vlahos, VP & director	1,000,000	>1%
Total Shares Beneficially Owned including Management	432,886,085	71%

___________________________
No director of the Company has informed the Board of Directors of any opposition by such director of the matters which are the subject of this Schedule 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
(POST ACQUISITION)

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Issued and Outstanding
Cede & Co 55 Water St - 3rd Floor Attn: Accounts Payable Dept. New York, NY 10041-0099	84,591,313	13.87%
Executive Support & Services Group, Corp. 408 West 57th Street, 8E, New York, NY 10019	69,750,000	11.34%
M. David Sayid 408 W. 57th Street, Suite 8E New York, NY 10019	54,000,000	8.85%
Acadia, LLC 3001 Ormond Blvd Suite f-13 Destrban,LA 740047	40,000,000	6.56%
Freedom Rock Partners Inc. Manhasset, NY 11030	40,000,000	6.56%
Kaleidoscope Real Estate, Inc. 6757 Paljay Ct. Las Vegas, NV 89103-4378	36,000,000	5.9%
The Good One, Inc. 3540 West Sahara Avenue #657 Las Vegas, NV 89102	36,000,000	5.9%
Tech Development LLC 408 West 57th Street 8E New York, NY 10019	35,000,060	5.74%
Amber Sunset Ventures, LLC 1155 West Pioneer Blvd. Suite #103-148 Mesquite, NV 89027	34,044,712	5.58%
Total Shares	429,386,085	70.3%

Shares Beneficially Owned by Management
Kevin Jasper President & Secretary & director	2,500,000	>1%
Stephen Vlahos, VP & director	1,000,000	>1%
Total Shares Beneficially Owned including Management	432,886,085	71%

Executive Compensation: As set forth in the following table the officers and directors of ISIM have been serving without compensation of any sort since August 2000.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE PRE ACQUISITION

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Kevin Jasper	Pres.	2010				2,500,000
		6 Mo. Period Ended 6/30/2010	0.00	0.00	0.00	2,500,000	-	-	0.00

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Stephen Vlahos	V.P.	2010	0.00	0.00	0.00	1,000,000	-	-	0.00
		6 Mo. Period Ended 6/30/2010	0.00	0.00	0.00	-	-	-	0.00

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

John Vota	Pres.	2010	10,000	0.00	0.00		-	-	0.00
		6 Mo. Period Ended 6/30/2010	10,000	0.00	0.00	-	-	-	0.00

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Jennifer Repacki	Pres.	2010	0.00	0.00	0.00		-	-	0.00
		6 Mo. Period Ended 6/30/2010	0.00	0.00	0.00	-	-	-	0.00

Following the table below summarizes the executive compensation of the Company post-acquisition.

SUMMARY COMPENSATION TABLE POST ACQUISITION

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Kevin Jasper	Pres.	2010	60,000	0.00	0.00	2,500,000	-	-	0.00
Stephen Vlahos	VP	2010	0	0.00	0.00	1,000,000	-	-	0.00

There are no Executive Officers of the Company other than those in the aforementioned table. No employees of the Company have employment agreements, and the Board of Directors has agreed to serve without compensation for the balance of the fiscal year 2010.

Incorporated by reference herein are the audited financial statements and their notes of ISIM for year ending December 31, 2009 and the unaudited financial statements and their notes for the periods ending March 31, 2010 and June 30, 2010.  The Annual Report (10-K) and the Quarterly Reports may be viewed at the web site of the Securities and Exchange Commission, www.sec.gov by accessing EDGAR Filings.

CONSOLIDATED PRO-FORMA FINANCIAL STATEMENTS
Post Acquisiton
CONSOLIDATED BALANCE SHEET
Pro Forma as of the Effective Date

		As of the
	06/30/2010	Effective Date

Current Assets

Cash	$26	$26
Other current assets	1,773	5,001,773

Total Assets	$1,799	$5,001,1799

Total Liabilities and Shareholder Equity

Accounts payable and accrued expenses	$508,200	$508,200
Accounts payable- related party	5,000	5,000
Short term notes payable	61,296	61,296
Short-term notes payable- related party	28,000	28,000
Convertible notes payable	30,500	5,030,500

Total Liabilities	$632,996	$5,632,996

Notes receivables from Shareholders for shares
Received	-	-
Common Stock	72,374	72,374
Paid in Capital	890,732	890,732
Accumulated Deficit	(1,594,303)	(1,594,303)
Total stockholders’ deficit	(631,197)	(631,197)
Total Liabilities and Shareholder Equity	1,799	5,001,799

REQUIRED REPORTING

ISIM is subject to the informational filing requirements of the Act. The Company is required to file periodic reports, proxy statements, and other information with the Security Exchange Commission relating to its business, financial condition and other matters.

The Company is current in its filings. The Company has recently filed one Current Reports on Form 8-K, announcing the departure of John Vota as President, CEO and the election of Kevin Jasper as  Interim President and CEO.  Kevin Jasper has been and remains the Secretary of the corporation.

All reported information may be inspected and copied at the public reference facility maintained by the Securities Exchange Commission at 100 F Street N.E., Washington, D.C., 20459.  Information regarding the public reference facility may be obtained from the Securities Exchange Commission by telephoning (800) SEC-3300.  Our filings may also be found online at www.sec.gov, the web site of the Securities Exchange Commission.

WE ARE NOT ASKING YOU FOR A PROXY; PLEASE DO NOT SEND A PROXY.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to the Company's principal office at:

Insight Management Corporation
c/o Sayid and Associates LLP
408 West 57th Street, Suite 8E
New York, New York 10019
(212) 262-1166

By Order of the Board of Directors
/s/ Kevin Jasper
Kevin Jasper, President
Exhibits:  Convertible Promissory Note
Assignment of Patent
Stock Purchase Agreement.